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                                                                    Exhibit I.10

                          FORM OF AMENDED AND RESTATED
                 PARTIALLY NON-RECOURSE SECURED PROMISSORY NOTE
                 ----------------------------------------------
                                    ("Note")
                                      ----
                               Due

$                                                                         , 2001


         FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to
                                                   --------
pay to the order of MCG Capital Corporation, a Delaware corporation, or its
successor (the "Lender") the principal sum of                     ($      ) (the
                ------
"Principal Amount") in lawful money of the United States of America on
(the "Maturity Date"), and to pay interest at a rate per annum equal to        %
(computed on the basis of a 360 day year of twelve 30-day months) on the unpaid principal amount hereof from time to time outstanding from and after the date of this Note until the entire principal amount hereof has been paid in full, payable annually in arrears on each anniversary of the date hereof (each an "Interest Payment Date").
 ---------------------

         This Note has been delivered as payment for the purchase by the Borrower of certain shares of Common Stock, par value $.01 per share, of the
Lender (the "Common Stock") pursuant to a Stock Purchase Agreement, dated      ,
             ------------
(the "Stock Purchase Agreement"). Contemporaneously with such purchase, the
      ------------------------
Lender, the Borrower and certain other investors have entered into a
Stockholders' Agreement, dated        , (as amended from time to time, the
"Stockholders' Agreement"), which sets forth certain rights and restrictions
 -----------------------
pursuant to which the Borrower holds such shares of Common Stock. Payment of the principal of and interest on this Note is secured pursuant to the terms of the
Pledge Agreement, dated         , between the Borrower and the Lender (the
"Pledge Agreement"), pursuant to which the Borrower has pledged certain
 ----------------
securities (the "Pledged Shares") to the Lender, reference to which is made for a description of the entire collateral provided thereby (the "Pledged
                                                              -------
Collateral") and the rights of the Lender in respect of the Pledged Collateral.
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         Notwithstanding anything herein or in any other agreement, instrument or other document to the contrary, the Borrower shall (i) have personal liability for the repayment of the interest evidenced by this Note and for any claim of any kind based thereon or relating thereto, and the Lender shall be entitled to, among other things, look to the Pledged Collateral, including any cash or non-cash proceeds therefrom, for the repayment of the interest evidenced by this Note and any other claim of any kind relating thereto or to the Pledge Agreement or arising hereunder or thereunder and (ii) not have any personal liability of any kind for the repayment of the Principal Amount evidenced by this Note or for any claim of any kind based thereon or relating thereto, and the Lender shall be entitled to and shall look solely to the Pledged Collateral as its sole and exclusive remedy, including any cash or non-cash proceeds therefrom, for the repayment of the Principal Amount evidenced by this Note and any other claim of any kind relating thereto or to the Pledge Agreement or arising hereunder or thereunder.

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         This Note is subject to the following further terms and conditions:

         1. Mandatory Prepayments. (a) The outstanding Principal Amount shall be
            ---------------------
mandatorily prepaid, together with accrued interest thereon, (i) upon the sale of any of the Pledged Shares, to the extent of the Net Proceeds of such sale and
                                                                             ---
(ii) upon the payment of any cash distributions or cash dividends with respect to any Pledged Shares, to the extent of the "Net Distribution" of such distribution. "Net Proceeds" shall mean the proceeds of the sale of any of the Pledged Shares after deduction for (i) all expenses paid or payable in connection with such sale, and (ii) any payment in respect of any personal taxes
                           ---
or other taxes on the proceeds of such sale. "Net Distribution" shall mean the amount of the cash distribution or cash dividends after deduction for (i) all expenses paid or payable in connection with such distributions or dividends, and
                                                                             ---
(ii) any payment in respect of any personal taxes or other taxes on the cash distributions or cash dividends.

                  (b) Any repayments made under this Section 1 shall be first applied to the payment of any unpaid and accrued interest and then to the payment of the Principal Amount outstanding hereunder.

                  (c) Concurrently with any repayment of any portion of the Principal Amount pursuant to this Section 1 hereof, the Lender shall make a notation of such payment on the Loan and Repayment Schedule (as defined in
Section 6 hereof).
        -

                  (d) Upon repayment of this Note in full, together with accrued interest thereon, this Note shall be cancelled by the Lender. Notwithstanding the foregoing, any Principal Amount which remains outstanding hereunder upon the sale of all of the Pledged Shares (and upon prepayment of this Note as set forth in paragraph (a)) shall be cancelled, and any remaining Principal Amount and accrued interest owing hereon shall be forgiven, by the Lender, but only to the extent that such sales were in a bona fide arm's length transaction with third parties other than family members or Affiliates (as defined in the Pledge Agreement) and effected with the objective of maximizing the price obtained for the Pledged Shares sold.

         2. Termination of Employment. Notwithstanding any other provision of
            -------------------------
this Note, the entire Principal Amount outstanding, and any accrued interest, shall be due and payable on the earliest of (a) the Maturity Date, (b) three months following (i) the Lender's termination of the Borrower's employment with the Lender for Cause (as defined in the Borrower's employment agreement with the Lender) or (ii) the Borrower's termination of its employment with the Lender
        --
other than for Good Reason (as defined in the Borrower's employment agreement with the Lender) and (c) three years following (i) the Lender's termination of
                 ---
the Borrower's employment with the Lender other than for Cause (as defined in the Borrower's employment agreement with the Lender) or (ii) the Borrower's
                                                     --
termination of its employment with the Lender for Good Reason (as defined in the Borrower's employment agreement with the Lender).

         3.       Payment and  Prepayment.  All payments and  prepayments  of
                  -----------------------
the Principal Amount and interest on this Note shall be made to the Lender in lawful money of the United States of America at the principal offices of the


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Lender. The Borrower may, at the Borrower's option, prepay this Note in whole or in part at any time or from time to time without penalty or premium. Any prepayments of any portion of the Principal Amount shall be accompanied by payment of all interest accrued but unpaid on the Principal Amount being prepaid.

         4. Events of Default. (x) Upon the failure of the Borrower to pay (a)
            -----------------
the Principal Amount when and as the same becomes due and payable, whether at maturity thereof, upon the occurrence of an event requiring mandatory prepayment under Section 1(a) hereof, or upon the Borrower's termination of employment requiring payment in full under Section 2 hereof, or (b) the interest on the
                                                  --
Note when and as the same becomes due and payable, and such failure to pay the Principal Amount or interest continues for ten (10) days, or (y) if the Borrower
                                                          --
shall file a petition in bankruptcy or for an arrangement or any similar relief pursuant to Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of all or any substantial part of the Borrower's property, or shall make a general assignment for the benefit of creditors, or shall admit in writing the Borrower's inability to pay the Borrower's debts generally as they become due, or shall take any action in furtherance of any of the foregoing and such event is not cured within 60 days (each of the events described in clauses
(x) and (y) being referred to herein as an "Event of Default"), then, and in any such event, the Lender may declare, by written notice of the Event of Default given to the Borrower, the entire Principal Amount to be forthwith due and payable, whereupon the entire Principal Amount outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived. If an Event of Default shall occur hereunder, the Borrower shall pay costs of collection, including reasonable attorneys' fees, incurred by the Lender in the enforcement hereof.

         5. Waiver. No delay or failure by the Lender in the exercise of any
            ------
right or remedy shall constitute a waiver thereof, and no single or partial exercise by the Lender hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

         6. Loan and Repayment Schedule. Annexed hereto and made a part hereof
            ---------------------------
is a schedule (the "Loan and Repayment Schedule") on which shall be shown all
                    ---------------------------
repayments of the Principal Amount and accrued interest made by the Borrower to the Lender and other information provided for on such Loan and Repayment Schedule. The Borrower hereby appoints the Lender as its agent to make an appropriate notation on the Loan and Repayment Schedule (or on a continuation of such Loan and Repayment Schedule) evidencing the date and the amount of any Principal Amount repayment or interest payment made hereunder or other information provided for on the Loan and Repayment Schedule, provided that the Lender shall promptly provide Borrower with a copy of each such notation and an annual statement of all such repayments.


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         7. Miscellaneous. (a) The validity, performance and enforcement of this
            -------------
Note shall be governed by the laws of the State of New York, without giving effect to the principles of the conflicts of law thereof.

                  (b) If the date set for payment of the Principal Amount or interest hereunder is a Saturday, Sunday or legal holiday, then such payment shall be due on the next succeeding business day.

                  (c) All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the Stockholders' Agreement.

                  (d) The headings contained in this Note are inserted for reference only and shall not be deemed to constitute part of this Note or to affect the construction hereof.

                  (e) Neither party may assign its rights or obligations under this Note without the prior written consent of the other party.



                     [Balance of Page Intentionally Blank]



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         IN WITNESS WHEREOF, this Amended and Restated Partially Non-Recourse
Secured Promissory Note has been duly executed and delivered by the Borrower on the date first above written.

                                               -------------------------------
                                                     [name of borrower]




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           LOAN AND REPAYMENT SCHEDULE TO THE PARTIALLY NON-RECOURSE
           ---------------------------------------------------------
                            SECURED PROMISSORY NOTE
                            -----------------------


                       Amount           Amount of Accrued
     Date        of Principal Paid       Interest Paid        Notation Made By
--------------   -----------------      -----------------     ----------------
  ----------        ----------             ----------            ----------
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  ----------        ----------             ----------            ----------
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NOTE: Additional pages of this Loan and Repayment Schedule to Note may be
----
attached to the Note by the Lender as may be necessary to record the above information regarding each loan.

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